Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Ryerson Holding Corporation 2014 Omnibus Incentive Plan of our report dated March 16, 2015, with respect to the consolidated financial statements and schedules of Ryerson Holding Corporation for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

March 16, 2015